UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(AMENDMENT NO. )

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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First Connecticut Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Adjourned Annual Meeting of Stockholders

Meeting to Reconvene
Wednesday, August 15, 2012 at 10:00 a.m.

First Connecticut Bancorp, Inc. (the “Company”) convened its Annual Meeting of Stockholders on Wednesday, July 11, 2012 (the “Meeting”) at which the Board of Directors determined to adjourn the Meeting and reconvene on August 15, 2012 for the limited purpose of considering the adoption of the First Connecticut Bancorp, Inc. 2012 Stock Incentive Plan (the “Plan”). All other items considered at the Meeting were concluded and voting results reported.  A description of the Plan was set forth in Proposal 2 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2012, as amended by that certain Amendment No. 1 to Schedule 14A filed with the SEC on July 2, 2012 (the “Proxy Statement”).  In consultation with the Federal Reserve Bank of Boston, the Company’s regulatory agency, the Company agreed to recirculate proxy materials and allow shareholders to vote for the first time or change their vote on the Plan in order to comply with a mutual to stock conversion regulation.  As such, the Company is redistributing the proxy materials relative to the proposal for approval of the Plan together with this notice.  No change has been made to the proposal or the Plan as stated in the Proxy Statement.  The Federal Reserve Bank of Boston has not reviewed and does not make any recommendation with regards to the Plan.

The meeting will reconvene at the offices of the Company at One Farm Glen Boulevard, Farmington, Connecticut 06032 on Wednesday, August 15, 2012 at 10:00 a.m.  The close of business on May 25, 2012 will remain the record date for the determination of stockholders entitled to vote at the meeting to reconvene on August 15, 2012.

It is important that your shares be represented and voted at the meeting. Any stockholder of record may vote their shares or change their vote regarding the Company’s proposal to approve the Plan by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope.  If you are the stockholder of record, you may also vote your shares with regard to the Company’s proposal to approve the Plan via telephone or internet in accordance with the instructions set forth on the enclosed proxy card, or in person at the meeting.  Returning a proxy card will not prevent you from voting your shares in person if you attend the meeting.  STOCKHOLDERS WHO HAVE ALREADY SUBMITTED A PROXY ARE NOT REQUIRED TO VOTE AGAIN UNLESS THEY WISH TO CHANGE THEIR VOTE REGARDING APPROVAL OF THE PLAN.

By Order of the Board of Directors

/s/ Brenda O. Kowalski
Brenda O. Kowalski, Secretary

FIRST CONNECTICUT BANCORP, INC.
One Farm Glen Boulevard
Farmington, Connecticut 06032

          The enclosed materials are being furnished to the holders of common stock of First Connecticut Bancorp, Inc., a Maryland corporation (“FCB”), in connection with the solicitation of proxies by the Board of Directors of FCB for the limited purpose of considering the adoption of the First Connecticut Bancorp, Inc. 2012 Stock Incentive Plan (the “Incentive Plan”) at the Annual Meeting of Stockholders of FCB to reconvene at the offices of the Company at One Farm Glen Boulevard, Farmington, Connecticut 06032, on Wednesday, August 15, 2012 at 10:00 a.m. local time, and at any adjournments and postponements thereof (the “Reconvened Meeting”). These materials and the related proxy card are being mailed on or about July 13, 2012, to holders of record of FCB’s common stock on May 25, 2012. The Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on June 6, 2012, as amended by that certain Amendment No. 1 to Schedule 14A filed with the SEC on July 2, 2012 (the “Proxy Statement”).  As used herein, the “Company” means both FCB and Farmington Bank, its wholly-owned subsidiary and a Connecticut chartered savings bank.

GENERAL INFORMATION

          At the Reconvened Meeting, FCB stockholders will be asked to consider and approve a proposal to adopt the Plan.  Holders of record of FCB’s common stock at the close of business on May 25, 2012, the record date for the Reconvened Meeting, are entitled to notice of and to vote at the Meeting.  Approval of the vote to adopt the Company’s 2012 Stock Incentive Plan requires the affirmative vote of holders of a majority of all votes cast.

If you are the record holder of your shares, you may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope. If you are the stockholder of record, you may also vote your shares via telephone or internet in accordance with the instructions set forth on the enclosed proxy card, or in person at the Reconvened Meeting. Returning a proxy card will not prevent you from voting your shares in person if you attend the meeting.  STOCKHOLDERS WHO HAVE ALREADY SUBMITTED A PROXY ARE NOT REQUIRED TO VOTE AGAIN UNLESS THEY WISH TO CHANGE THEIR VOTE REGARDING APPROVAL OF THE INCENTIVE PLAN.

If your shares are held through a broker, bank or other nominee, you may vote your shares by marking, signing and dating the voting instruction form provided to you by your broker, bank or other nominee. You may also be able to vote your shares via internet or telephone in accordance with the instructions provided by your broker, bank or nominee. To be able to vote shares not registered in your own name in person at the Reconvened Meeting, you will need appropriate documentation from the record holder of your shares. If you hold your shares in street name through a broker or bank you may only vote in person or change your vote in person if you have a legal proxy in your name from Broadridge Financial Solutions, formerly ADP, or your broker or bank.

The proxy holders will vote all shares represented by a properly executed proxy received in time for the Reconvened Meeting in accordance with the instructions on the proxy. If you return an executed proxy card without marking your instructions with regard to the matter to be acted upon, the proxy holders will vote FOR the approval of the Incentive Plan.

          A proxy may be revoked at any time before it is voted at the Reconvened Meeting by:

●	Filing a written revocation of the proxy with the Secretary of FCB, Brenda O. Kowalski, c/o First Connecticut Bancorp, Inc., One Farm Glen Boulevard, Farmington, Connecticut 06032;

●	Submitting a signed proxy card bearing a later date; or

●	Attending and voting in person at the Reconvened Meeting provided you are the holder of record of your shares.

          If you hold your shares in the name of a broker, bank or other nominee, you will need to submit a later date vote or contact your nominee in order to revoke your proxy. If you hold your shares in street name through a broker or bank you may only change your vote in person if you have a legal proxy in your name from Broadridge Financial Solutions or your broker or bank.

APPROVAL OF THE 2012 STOCK INCENTIVE PLAN

          At the Reconvened  Meeting, stockholders will be asked to approve the Incentive Plan in the form included with the Proxy Statement as Appendix A.  A summary of the Incentive Plan follows. This summary is qualified in its entirety by the full text of the Incentive Plan, which is attached as Appendix A to the Proxy Statement.

          The Compensation and Human Resources Committee and the Board of Directors recommend a vote “FOR” the approval of the Incentive Plan.

SUMMARY OF THE INCENTIVE PLAN

          Purpose. We believe that the Incentive Plan will enable us to attract and retain the best available talent and encourage the highest level of performance by, and provide additional incentive to our executives, directors and certain other key employees.

          Type of Awards. The Incentive Plan provides for the grant of stock options in the form of incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code (“ISOs”) and non-qualified stock options that do not satisfy the requirements for ISO treatment (“NQSOs”). The Incentive Plan also allows for the issuance of stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards (“Stock Awards”) and performance shares and performance units (“Performance Awards”), which are collectively referred to herein as “Awards”.

          Administration. The Incentive Plan will be administered by the Compensation and Human Resources Committee or the Company’s Board of Directors if no committee is appointed to administer the Incentive Plan (the “Committee”).

          Subject to the terms of the Incentive Plan, the Committee interprets the Incentive Plan and all related award agreements and is authorized to make all decisions relating to the operation of the Incentive Plan. The Committee also determines the participants to whom Awards will be granted and the type, number, vesting requirements and other features and conditions of such Awards. The Committee’s determinations under the Incentive Plan will be final and binding on all persons, provided that the entire Board makes those decisions with respect to Awards to non-employee directors.

           Participants. All officers, employees and directors of the Company, its subsidiaries and any parent corporation of the Company are eligible to receive Awards under the Incentive Plan. Awards under the Incentive Plan other than ISOs may be granted to employees, directors and consultants of the Company and its subsidiaries. ISOs may be granted only to employees who, as of the time of the grant, are employees of the Company or its subsidiaries. The Committee will base its selection of award recipients, and its determination of the number of options, shares or units to be covered by each award on the nature of the participant’s duties and present and potential contributions to the Company’s success, and other factors the Committee deems relevant. The actual number of individuals who will receive an award cannot be determined in advance because the Committee has discretion to select the participants and has not made any decisions regarding the allocation of awards under the Incentive Plan.

           Number of Shares of Common Stock Available. The Company has reserved 2,503,228 shares of common stock for issuance under the Incentive Plan. Shares of common stock to be issued under the Incentive Plan may be either authorized but unissued shares, or reacquired shares held by the Company in its treasury. Any shares subject to an Award which expires, terminates or is forfeited will again be available for issuance under the Incentive Plan.

          The Incentive Plan imposes limitations on the issuance of certain Awards under the Incentive Plan, including:

●	the maximum number of shares which may be used for grants of Stock Awards and Performance Awards is 715,208 (the “Stock Limit”);

●	the maximum number of shares which may be used for grants of ISOs, NQSOs and SARs is 1,788,020 (the “Option Limit”);

●
the maximum number of shares with respect to which any one employee may be granted ISOs, NQSOs and SARs in any one calendar year or in the aggregate while the Incentive Plan is in effect is 25% of the Option Limit;

●
the maximum number of shares with respect to which any one employee may be granted Stock Awards and Performance Awards in any one calendar year or in the aggregate while the Incentive Plan is in effect is 25% of the Stock Limit;

●
the maximum number of shares with respect to which any one director who is not an employee may be granted NQSOs and SARs in any one calendar year or in the aggregate while the Incentive Plan is in effect is 5% of the Option Limit and such directors in the aggregate may not be awarded more than 30% of the Option Limit in any one calendar year or in the aggregate while the Incentive Plan is in effect; and

●
the maximum number of shares with respect to which any one director who is not an employee may be granted Stock Awards and Performance Awards in any one calendar year or in the aggregate while the Incentive Plan is in effect is 5% of the Stock Limit and such directors in the aggregate may not be awarded more than 30% of the Stock Limit in any one calendar year or in the aggregate while the Incentive Plan is in effect.

          In the event of any change in the corporate structure or shares of the Company, such as a stock dividend or merger, the Committee may make any appropriate adjustments in the number and kind of shares of common stock with respect to which Awards may be granted under the Incentive Plan, including the limits described above, and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable exercise price subject to compliance with Section 409A of the Code.

          Shares covered by an award shall be counted as used as of the effective date of the grant. Any shares of common stock that are subject to an award shall be counted against the share limit on a one-for-one basis.

           Terms of Stock Option Grants. Each option granted under the Incentive Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Incentive Plan. The exercise price of each option will be established in the discretion of the Committee, provided, however, that the exercise price for an ISO may not be less than 100% of the fair market value of the common stock on the date of the grant. Furthermore, any ISO granted to a person who at the time of the grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Owner”) must have an exercise price equal to at least 110% of the fair market value of the common stock on the date of the grant. The aggregate fair market value of the shares for which ISOs granted to any employee may be exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000. Stock options in excess of such limit shall be treated as NQSOs.

          The exercise price of an option may be paid in such form as permitted by the Committee, including, without limitation, cash, common stock, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the exercise price, or by a combination of these methods.

          Under the Incentive Plan, ISOs are not transferable during the lifetime of the participant. ISO’s may be transferred by will or the laws of descent and distribution. Except as otherwise provided by the Committee consistent with any requirements under Form S-8 of the Securities and Exchange Commission, NQSOs are not transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order. Each option may be exercised during the holder’s lifetime only by the holder or the holder’s guardian or legal representative, and after death only by the holder’s beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution.

          Options may become exercisable in full or in installments according to a vesting schedule that is not more rapid than ratably over a period of not fewer than three (3) years for non-directors, and no longer than ten (10) years after the effective date of grant of an option for any participant. Unless otherwise determined by the Committee, options shall become fully vested and exercisable if the participant’s employment or service terminates due to death or disability. If the participant’s employment or service terminates on account of retirement, the shares of stock subject to any option shall continue to vest in accordance with the terms of the applicable option agreement.

          The term of any option shall be set by the Committee. No option may be exercised after the tenth (10th) anniversary of the date the option was granted. Vested options that have not been exercised as of a participant’s separation from service may be exercised only during the applicable time period set forth in the option agreement which shall be determined in the discretion of the Committee and need not be uniform among all options. Notwithstanding the foregoing, if the participant’s employment or service terminates due to death or disability, all options shall be exercised within one (1) year of the date of death or disability and, if the participant’s employment or service is terminated on account of retirement, all options shall be exercised on the earlier of the end of the exercise period or; (i) with respect to options unvested at the time of retirement, prior to the third anniversary of the date of vesting; and (ii) with respect to options vested at the time of retirement, prior to the third anniversary of the date of retirement.

          If a participant’s service is terminated by reason of retirement or for any reason other than death, disability or “Cause” as defined in the applicable Award agreement or the Incentive Plan, any vested or unvested options will be forfeited in the event the participant breaches certain non-competition and non-solicitation provisions set forth in the Incentive Plan.

           Terms of Restricted Stock Awards. Under the Incentive Plan, Awards of restricted stock may be in the form of a restricted stock bonus, restricted stock purchase right or restricted stock unit. Subject to the terms of the Incentive Plan, the Committee has the authority to determine the number of shares subject to a restricted stock awards and the terms, conditions and restrictions applicable to the vesting of a restricted stock award. Generally, the participant has all of the rights of a stockholder of the Company with respect to the shares subject to a restricted stock award, including, but not limited to, the right to vote and the right to receive dividends; provided that, any restricted stock granted subject to the achievement of performance criteria shall be forfeited to the extent such criteria is not satisfied.

          The Committee shall determine the vesting and exercise period for each restricted stock award; provided that, restricted stock awards to non-directors shall become vested and exercisable ratably over a period of not fewer than three (3) years. Shares issued pursuant to any restricted stock award may be made subject to vesting conditioned upon the satisfaction of service requirements, conditions, restrictions or performance criteria, including, without limitation, performance goals established by the Committee and set forth in the Award agreement evidencing such restricted stock award. Unless otherwise determined by the Committee, restricted stock awards shall become fully vested if the participant’s employment or service terminates due to death or disability. If the participant’s employment or service terminates on account of retirement, the shares of restricted stock shall continue to vest in accordance with the terms of the Award agreement.

          Restricted stock purchase rights must be exercised within a period established by the Committee, provided that, such period may not exceed thirty (30) days from the date of grant of the restricted stock purchase right. Payment of the purchase price for the number of shares of stock being purchased pursuant to any restricted stock purchase right shall be made in cash, by check, or cash equivalent, or provided that the Participant is an employee (unless otherwise not prohibited by law) and in the Committee’s sole discretion, by delivery of a promissory note in a form approved by the Committee for the aggregate purchase price, or by such other consideration as may be approved by the Committee from time to time.

          If a participant’s service is terminated by reason of retirement or for any reason other than death, disability or “Cause” as defined in the applicable Award agreement or the Incentive Plan, any unvested restricted stock will be forfeited in the event the participant breaches certain non-competition and non-solicitation provisions set forth in the Incentive Plan.

           Terms of Restricted Stock Units. The Committee may grant restricted stock units under the Incentive Plan, which represent a right to receive shares of common stock at a future date determined in accordance with the participant’s Award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award. Instead, the consideration for the award is the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with Performance Awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. The purchase price for exercise of a restricted stock purchase right may be established by the Committee.

          Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends paid by the Company. A holder of restricted stock units has no rights other than those of a general creditor of the Company. Restricted stock units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award agreement.

          Unrestricted Stock Awards. The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an unrestricted stock award to any participant pursuant to which such participant may receive shares of the Company’s common stock free of any restrictions under the Incentive Plan. Unrestricted stock awards may be granted in consideration for past services or other valid consideration, and may be provided in lieu of, or in addition to, any cash compensation due to such participant.

          Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted restricted stock, restricted stock purchase rights and/or restricted stock units for more than 13,754 shares in any fiscal year.

           Terms of Stock Appreciation Rights. Subject to the terms of the Incentive Plan, the Committee may grant a SAR to any eligible participant. SARs may be granted in tandem with a related stock option award or independently of any option. A SAR entitles the participant to surrender to the Company any then exercisable portion of the SAR in exchange for that number of shares of common stock having an aggregate fair market value on the date of surrender equal to the product of (i) the excess of the fair market value of a share of common stock on the date of surrender over the exercise price established by the Committee, which shall not be less than the fair market value of a share of common stock on the date the SAR was granted, and (ii) the number of shares of common stock subject to such SAR. In lieu of payment in shares of common stock, payment may be made in cash or partly in shares and partly in cash, as determined by the Committee. SARs to be settled in shares of common stock shall be counted in full against the number of shares available for award under the Incentive Plan, regardless of the number of shares actually issued to the participant upon settlement of the SAR.

          The exercise price for each SAR shall be established in the discretion of the Committee; provided that, (i) the exercise price per share subject to a SAR granted in tandem with any option shall be the exercise price per share for the related option and (ii) the exercise price per share subject to a SAR granted independent of any option shall be not less than the fair market value of a share of common stock of the Company on the effective date of grant of the SAR.

          Under the Incentive Plan, SARs are not transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order. SARs may become exercisable in full or in installments according to a vesting schedule as the Committee may determine; provided that, a SAR awarded in tandem with any option shall be exercisable only at the time and to the extent that the related option is exercisable, unless otherwise determined by the Committee. Unless otherwise determined by the Committee, SARs that have not been exercised as of a participant’s separation from service other than for death, disability or retirement, any unvested SARs shall be forfeited without consideration. If the participant’s employment or service terminates due to death or disability, the vesting of all unvested SARs will be accelerated to the date of death or disability. If the participant’s employment or service terminates on account of retirement, all SARs shall be exercisable on the earlier of the end of the exercise period or; (i) with respect to SARs unvested at the time of retirement, prior to that date that is three (3) years from the date of vesting; and (ii) with respect to SARs vested at the time of retirement, prior to that date that is three (3) years from the date of retirement. No SAR may be exercised after the tenth anniversary of the date the SAR was granted. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no participant may be granted SARs for more than 85,962 shares in any fiscal year.

           Terms of Performance Awards. The Committee may grant Performance Awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines. A performance share has an initial value equal to the fair market value of the Company’s common stock as determined on the date the performance share is granted. A performance unit has an initial value equal to one hundred dollars ($100.00). Performance Awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, Performance Awards may be settled in cash, common stock or any combination thereof, as determined by the Committee. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted performance shares that could result in the employee receiving more than twenty-five percent (25%) of the aggregate number of shares authorized for issuance under the Incentive Plan or performance units that could result in the employee receiving more than $1,000,000 with respect to such units in any fiscal year. A participant may receive only one performance award with respect to any performance period.

          Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award which goals will be reviewed by a risk management officer of the Company who shall make a determination to the effect that the performance goals will not encourage the grantee of such Award to take unnecessary or excessive risks. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each parent and subsidiary corporation consolidated for financial reporting purposes, or such division or business unit of Company as may be selected by the Committee. When an award is granted to a participant designated by the Committee as likely to be a “Covered Employee” within the meaning of Code Section 162(m), and the Committee believes the award should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such award shall be contingent upon achievement of one or more of the following pre-established performance goals:

●	earnings or earnings per share;

●	return on equity;

●	return on assets;

●	revenues;

●	expenses or reduction in cost;

●	one or more operating ratios;

●	stock price;

●	stockholder return;

●	market share;

●	asset growth;

●	loan growth;

●	deposit growth and/or core deposit growth;

●	non-interest income;

●	charge-offs;

●	credit quality;

●	reductions in non-performing assets;

●	economic value added models or equivalent metrics;

●	productivity ratios;

●	customer satisfaction measures;

●	accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions; and/or;

●	certain capital ratios.

          The performance goals selected in any case need not be applicable across the Company, but may be particular to an individual’s function or business unit.

          Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Committee may provide for the payment to a participant who is awarded performance shares of dividend equivalents with respect to cash dividends paid on the Company’s common stock; provided that, if dividend equivalents are paid in the form of stock of the Company, the participant will not have any rights of a stockholder with respect to such shares of stock. Performance award payments may be made in a lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment during the deferral period of dividend equivalents or a reasonable rate of interest within the meaning of Code Section 162(m).

          The effect of the participant’s termination of employment or service on any Performance Award shall be determined by the Committee, in its discretion, and set forth in the award agreement evidencing such Performance Award. In no event, however, will a Performance Award be payable upon a participant’s termination from service with or without cause (as such term is defined in the Award Agreement) or for “good reason” or upon a participant’s retirement. If a Participant’s service is terminated by reason of the retirement or for any reason other than death, disability or “Cause” as defined in the applicable award agreement or the Incentive Plan, any Performance Award will be forfeited in the event the participant breaches certain non-competition and non-solicitation provisions set forth in the Incentive Plan. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

           Other Equity-Based Awards. The Committee may, in its discretion, grant to eligible employees other equity-based awards, as deemed by the Committee to be consistent with the purposes of the Incentive Plan.

           No Repricing. No amendment or modification may be made to an outstanding option or SAR that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the shares, without the approval of the Company’s stockholders.

           Parachute Payments. Except as otherwise provided in another agreement, contract or understanding that expressly addresses Section 280G or Section 4999 of the Code, any award held by a participant and any right to receive payment or other benefit under the Incentive Plan shall not become exercisable or vested (i) to the extent such benefit, when taken together with all other benefits the participant may be entitled to under any other compensation arrangements, would cause the benefit to the participant under the Incentive Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) (“Parachute Payment”) and (ii) if as a result of receiving the Parachute Payment, the aggregate after-tax amounts received by the participant from the Company under the Incentive Plan and all other compensation arrangements would be less than the maximum after-tax amount that could be received by the participant without causing any such benefit to be considered a Parachute Payment. In the event that the receipt of any such benefit under the Incentive Plan, in conjunction with benefits under all other compensation arrangements, would cause the participant to be considered to have received a Parachute Payment under the Incentive Plan that would have the effect of decreasing the after-tax amount received by the participant as described in clause (ii), then the participant shall have the right, in the participant’s sole discretion, to designate those benefits under the Incentive Plan or under any other compensation arrangement that should be reduced or eliminated so as to avoid having the benefit be deemed a Parachute Payment. Any reduction or elimination will be performed in the order in which each dollar of value subject to an award reduces the Parachute Payment to the greatest extent.

           Adjustments for Changes in Capital Structure. Upon any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the Incentive Plan, the number and kinds of shares for which grants of options and other Awards may be made under the Incentive Plan, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the participant immediately following such event shall be the same as immediately before such event. Any such adjustment in outstanding options, SARs or restricted stock purchase rights shall not change the aggregate exercise price payable with respect to shares that are subject to the unexercised portion of such Awards, but shall include a corresponding proportionate adjustment in the exercise price per share for such option, SAR or restricted stock purchase right. The Committee may unilaterally amend the outstanding Awards to reflect these adjustments.

           Effect of a Change in Control. In the event of a change in control (as defined in the Incentive Plan), each outstanding ISO, NQSO, SAR, Stock Award and Performance Award will become fully vested and in the case of vested stock options and SARs will become immediately exercisable.

          In the event of a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets (in each case as determined under regulations issued pursuant to Section 409A of the Internal Revenue Code), any previously deferred RSUs or performance units and dividend equivalents will be immediately delivered to the holder of such RSU or performance unit.

          Adjustments. Adjustments related to shares of stock or securities of the Company in the event of a change in the Company’s capital structure shall be made by the Committee. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Change in Control Transaction upon Awards other than options, SARs, restricted stock units and restricted stock, and such effect shall be set forth in the appropriate award agreement. The Committee may provide in the award agreement at the time of grant, or any time thereafter with the consent of the participant, for different provisions to apply to an award in place of those described in the preceding four sections.

          Clawback Provision. The Incentive Plan provides that, in the event the Company is required to file a financial restatement under applicable banking or securities laws based on materially inaccurate financial statements, the Committee will require the repayment or return of any “erroneously paid incentive-based compensation” paid to any current or former executive officer and, in the Committee’s discretion based on facts and circumstances, paid to any other current or former participant. Under the Incentive Plan, “Erroneously paid incentive-based compensation” means that portion of any and all incentive-based compensation payment(s) that have been made on the basis of such materially inaccurate financial statements. This clawback provision applies to erroneously paid incentive-based compensation paid with respect to the three (3) most recent full calendar years preceding the date on which the Company is required to prepare an accounting restatement and will be conducted consistent with any guidance issued by the Securities and Exchange Commission and/or NASDAQ following the adoption of the Incentive Plan.

          Loans. Under the Incentive Plan, the Company may make loans to participants (including a participant who is a director or officer of the Company) in connection with the exercise of options granted under the Incentive Plan, to the extent permitted under applicable law. Such loans will bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates (except in the case of ISOs). In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option, or portion thereof, exercised by the participant. No loan will have an initial term exceeding five (5) years, but may be renewable at the discretion of the Committee. In order to secure any such loan made, shares of FCB common stock with a fair market value at least equal to the principal amount of the loan must be pledged by the participant to the Company. Every loan must comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction over the Company.

          Term of the Incentive Plan. The Incentive Plan will be effective upon stockholder approval. The right to grant Awards under the Incentive Plan will terminate upon the earlier of (a) the tenth anniversary of the effective date, or (b) the date additional grants would cause the shares issued or issuable under the Incentive Plan to exceed the number of shares of common stock reserved for issuance under the Incentive Plan. The Board of Directors may suspend or terminate the Incentive Plan at any time, subject to the terms of the Incentive Plan.

          Amendment of the Incentive Plan. The Incentive Plan allows the Board to amend the Incentive Plan in certain respects without stockholder approval, unless such approval is required by law, regulation or otherwise.

          Integration. In the event of any conflict between the terms of the Incentive Plan or an Award agreement and the terms of a participant’s employment, change in control or other employment-related agreement with the Company, such employment, change in control or other employment-related agreement will govern.

          Summary of U.S. Federal Income Tax Consequences. The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

          Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted, nor within one year following the exercise of the option, will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon the sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant, or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction in which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally will be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

         The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

          Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option, provided the exercise price is at least equal to the market value of the stock. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised, unless the shares are subject to a substantial risk of forfeiture (as in the case where a participant is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the participant’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the participant may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

          Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

          Performance and Restricted Stock Unit Awards. A participant generally will recognize no income upon the grant of a performance share, performance unit or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant received shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

          Section 162(m). Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer, or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, certain restricted stock grants, (other than time vested restricted stock) performance shares and performance units awarded under the Incentive Plan to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the Incentive Plan limits the sizes of such awards as described above. While the Company believes that compensation in connection with such awards under the Incentive Plan will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a Change in Control, compensation paid in settlement of performance awards may not qualify as “performance-based.” By approving the Incentive Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the Incentive Plan, financial performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or level of compensation that could be made subject to certain awards, and the other material terms of the awards described above.

            New Plan Benefits. The Company anticipates that grants of Awards will be made to directors, officers and employees, on or after the effective date of the Incentive Plan. However, neither the Board of Directors nor the Committee has made specific determinations regarding the timing or size of individual Awards. In making any such grants, the Committee may consider any factors deemed relevant, including one or more of the following factors:

●	the need to attract and retain qualified employees and directors;

●	the value of building employee and director equity interests in the Company;

●	the Company’s financial performance;

●	the contributions of the Company’s employees and directors to the Company’s success;

●	the advice of benefits consultants regarding peer comparisons and other competitive factors;

●	the impact of Awards on the Company’s results of operations and stock trading price;

●	various factors unique to the Company based on the Company’s recent conversion from a mutual holding company to a fully public stock form of organization;

●	with respect to vesting schedules and other award features, the impact of FASB ASC Topic 718; and

●	the requirements of Section 162(m) of the Code.

IMPORTANT INFORMATION

The Company filed a definitive proxy statement in connection with its 2012 annual meeting of stockholders with the Securities and Exchange Commission (the “SEC”) on June 6, 2012. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION. Stockholders are able to obtain additional copies of the Company’s definitive proxy statement and any other documents filed by the Company with the SEC for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the Company’s definitive proxy statement are also available for free or by writing to Investor Relations Officer, First Connecticut Bancorp, Inc., One Farm Glen Boulevard, Farmington, Connecticut 06032.

☒	please mark votes as in this example	Revocable Proxy First Connecticut Bancorp, Inc.			For	With- hold	For All Except

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2012 ANNUAL MEETING OF THE STOCKHOLDERS TO BE RECONVENED ON WEDNESDAY, AUGUST 15, 2012		1.	ELECTION OF DIRECTORS:		☐	☐	☐

(1) John J. Patrick, Jr.*
(2) Robert F. Edmunds, Jr.*

The undersigned, revoking all prior proxies, do hereby constitute and appoint John J. Patrick, Jr., Ronald A. Bucchi and John J. Carson or any of them, my true and lawful attorney with full power of substitution as proxy, to represent and vote at the Annual Meeting of Stockholders of the Company to be reconvened on Wednesday, August 15, 2012, at 10:00 a.m., at the offices of First Connecticut Bancorp, Inc., One Farm Glen Boulevard, Farmington Connecticut 06032 and at any adjournment or adjournments thereof and/or to vote at any subsequent balloting on any matter considered at the aforementioned meeting, as fully and with the same effect as if I might or could do were I personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my appointees or their substitutes shall lawfully do or cause to be done by virtue hereof; and I hereby revoke any proxy or proxies heretofore given by me to any person or persons whatsoever for the above purposes.
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

					For	Against	Abstain
		2.	The approval of a proposal to adopt the First Connecticut Bancorp, Inc. 2012 Stock Incentive Plan;		☐	☐	☐

					For	Against	Abstain
		3.	The approval of an advisory (non-binding) proposal on the Company’s executive compensation;		☐	☐	☐

THIS PROPOSAL IS CLOSED AND NO FURTHER VOTING IS PERMITTED

		4.	The approval of an advisory (non-binding) proposal on the frequency of submission of the vote regarding the Company’s executive compensation;	Three Years	Two Years	One Year	Abstain
				☐	☐	☐	☐

THIS PROPOSAL IS CLOSED AND NO FURTHER VOTING IS PERMITTED

		5.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company		For	Against	Abstain
					☐	☐	☐

THIS PROPOSAL IS CLOSED AND NO FURTHER VOTING IS PERMITTED

		6.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

Please be sure to date and sign this proxy card in the box below.	Date	*THE ELECTION OF DIRECTORS IS CLOSED AT THIS TIME AND NO FURTHER VOTING IS PERMITTED ON DIRECTORS

Sign above	Co-holder (if any) sign above	THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 2.

IMPORTANT: Please sign this proxy exactly as your name or names appear on your share certificates. If shares are held by more than one owner, each owner must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

Detach above card, sign, date and mail in postage paid envelope provided.

First Connecticut Bancorp, Inc.

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.

proxy materials are available on-line at:
http://www.cfpproxy.com/7034

☒	please mark votes as in this example	ESOP – Revocable Proxy First Connecticut Bancorp, Inc.			For	With- hold	For All Except

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2012 ANNUAL MEETING OF THE STOCKHOLDERS TO BE RECONVENED ON WEDNESDAY, AUGUST 15, 2012		1.	ELECTION OF DIRECTORS:		☐	☐	☐

(1) John J. Patrick, Jr.*
(2) Robert F. Edmunds, Jr.*

The undersigned understands that First Bankers Trust Services (the “ESOP Trustee”) is the holder of records and custodian of all shares allocated to the undersigned of First Connecticut Bancorp, Inc. common stock under the Farmington Bank Employee Stock Ownership Plan (the “ESOP”). Accordingly, the undersigned, revoking all prior proxies, do hereby constitute and appoint the ESOP Trustee, my true and lawful attorney with full power of substitution as proxy, to represent and vote at the Annual Meeting of Stockholders of the Company to be reconvened on Wednesday, August 15, 2012, at 10:00 a.m., at the offices of First Connecticut Bancorp, Inc., One Farm Glen Boulevard, Farmington Connecticut 06032 and at any adjournment or adjournments thereof and/or to vote at any subsequent balloting on any matter considered at the aforementioned meeting, as fully and with the same effect as if I might or could do were I personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my appointees or their substitutes shall lawfully do or cause to be done by virtue hereof; and I hereby revoke any proxy or proxies heretofore given by me to any person or persons whatsoever for the above purposes.
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

					For	Against	Abstain
		2.	The approval of a proposal to adopt the First Connecticut Bancorp, Inc. 2012 Stock Incentive Plan;		☐	☐	☐

					For	Against	Abstain
		3.	The approval of an advisory (non-binding) proposal on the Company’s executive compensation;		☐	☐	☐

THIS PROPOSAL IS CLOSED AND NO FURTHER VOTING IS PERMITTED

		4.	The approval of an advisory (non-binding) proposal on the frequency of submission of the vote regarding the Company’s executive compensation;	Three Years	Two Years	One Year	Abstain
				☐	☐	☐	☐

THIS PROPOSAL IS CLOSED AND NO FURTHER VOTING IS PERMITTED

		5.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company		For	Against	Abstain
					☐	☐	☐

THIS PROPOSAL IS CLOSED AND NO FURTHER VOTING IS PERMITTED

		6.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

Please be sure to date and sign this proxy card in the box below.	Date	*THE ELECTION OF DIRECTORS IS CLOSED AT THIS TIME AND NO FURTHER VOTING IS PERMITTED ON DIRECTORS

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE ESOP TRUSTEE WILL VOTE YOUR SHARES HELD IN THE ESOP IN THE SAME PROPORTION AS VOTES RECEIVED FROM OTHER PARTICIPANTS IN THE ESOP.
Sign above	Co-holder (if any) sign above

IMPORTANT: Please sign this proxy exactly as your name or names appear on your share certificates. If shares are held by more than one owner, each owner must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

Detach above card, sign, date and mail in postage paid envelope provided.

First Connecticut Bancorp, Inc.

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.

proxy materials are
available on-line at:
http://www.cfpproxy.com/7034